UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 21, 2010

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05        Costs Associated with Exit or Disposal Activities

On June 21, 2010, Spartan Motors, Inc. (the "Company") committed to a restructuring plan, which included the exit from its Road Rescue ambulance operation and other actions, as part of a continuing review of all aspects of the Company's business.  The exit will allow the Company to focus its resources on its highest growth and profit opportunities.

The Company currently expects to incur approximately $6 million to $7 million of pre-tax, one-time charges in connection with the restructuring plan, of which approximately $3 million to $3.5 million are expected to be future cash expenditures.  These restructuring charges include fixed asset impairment charges of approximately $1.5 million to $2 million, working capital write downs of approximately $1.5 million to $2.0 million, and employee separation costs of approximately $2 million to $2.5 million.  The Company expects to recognize $4.5 million to $5.5 million of these charges in the second quarter of 2010, with the remaining charges taken over the balance of 2010.

Item 2.06        Material Impairments

The information set forth under Item 2.05 of this Current Report is incorporated in this Item 2.06 by reference.

Item 7.01        Regulation FD Disclosure

On June 22, 2010, the Company issued a press release announcing its intent to close its Road Rescue ambulance operations and a number of other actions to realign the Company's cost structure.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

99.1     Press release issued June 22, 2010.

Safe Harbor Statement

This Current Report contains forward-looking statements, including, without limitation, statements concerning our business, future plans and objectives, and costs we expect to incur.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “will,” “sustain,” and “continue.”  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate.  For example, we may encounter unforeseen difficulties, challenges, and costs in entering new markets or in pursuing strategic acquisitions or dispositions.  In addition, technical and other complications may arise that could prevent the timely implementation of our plans or that may impact the expected outcome of those plans.  As a result, actual results and future events could differ materially from those anticipated in such statements.  The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Annual Report on Form 10-K filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov).  The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2010	SPARTAN MOTORS, INC. /s/ Joseph M. Nowicki By: Joseph M. Nowicki Its: Chief Financial Officer